UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 9, 2017, Ichor Holdings, Ltd. (the “Company”) issued a press release announcing 2016 financial results. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1. The Company is furnishing this information in connection with its previously announced webcast conference call to be held on February 9, 2017 at 5:00 p.m. ET / 2:00 p.m. PT to discuss these results.

The Company makes reference to certain non-GAAP financial measures including non-GAAP adjusted net income from continuing operations and non-GAAP adjusted diluted EPS. The press release contains a reconciliation of each non-GAAP measure to the directly comparable GAAP measure.

The information contained under Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The Company uses the “Investors” section of its website (ir.ichorsystems.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 9, 2017, announcing 2016 financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: February 9, 2017	/s/ Maurice Carson
Name: Maurice Carson
Title: President and Chief Financial Officer

Exhibit Number	Description

99.1	Press Release, dated February 9, 2017, announcing 2016 financial results.